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Exhibit 23.04

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in the Registration Statement of Whitney Information Network, Inc. on Form S-1 (No 333-130964) of our report dated August 14, 2006 on the Consolidated Financial Statements as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003 of Whitney Information Network, Inc. appearing in the Prospectus, which is part of the Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC Ehrhardt Keefe Steiner & Hottman PC
August 14, 2006 Denver, Colorado

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  Exhibit 23.04